Exhibit 10.6

Debt Settlement and Subscription Agreement

between Nolboo & Co.
and 2-Track Global, Inc.

The purpose of the transaction described below is for the partial payment of accounts payable from 2-Track Global, Inc. (the "Issuer") to Nolboo & Co..

Nolboo & Co. agrees to settle the outstanding accounts payable as of September 30, 2007 to convert $624,279 worth of accounts receivable into 12,485,580 of the Issuer's restricted common stock with a par value of $0.001 of the Issuer.

The principal executive office of the Issuer is located at 35 Argo House, Kilburn Road, London, UK. The principal executive office of Nolboo & Co. is located at 501, Jinmi Paragon, 13 Yeouido-dong, Yeoungdeungpo-gu, Seoul, 150-870, Republic of Korea.

  November 20, 2007

 Dated

Nolboo & Co.

  /s/ Ok Ja Jung

 Signature

  President : Ok Ja Jung

 Name/Title

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